Exhibit 99.1
Trimble Announces Third Quarter 2025 Results and Raises Full Year Guidance
•Record annualized recurring revenue, reflecting ongoing execution of the Connect & Scale strategy
•Record third quarter gross margin
•Third quarter results exceeded expectations
•Raising full year 2025 guidance
WESTMINSTER, Colo., Nov 5, 2025 - Trimble Inc. (Nasdaq: TRMB) today announced financial results for the third quarter of 2025.
Third Quarter 2025 Financial Highlights
•Revenue of $901.2 million, up 3 percent on a year-over-year basis, up 10 percent on an organic basis
•Annualized recurring revenue ("ARR") was $2.31 billion, up 6 percent year-over-year, up 14% on an organic basis
•GAAP operating income was $150.5 million, 16.7 percent of revenue, and non-GAAP operating income was $254.2 million, 28.2 percent of revenue
•GAAP net income was $111.5 million and non-GAAP net income was $194.7 million
•Diluted earnings per share ("EPS") was $0.46 on a GAAP basis and $0.81 on a non-GAAP basis
•Adjusted EBITDA was $269.4 million, 29.9 percent of revenue
•Share repurchase of $50.0 million in the third quarter and $727.4 million year-to-date
Executive Quote
"Trimble's operational and financial momentum continued in the third quarter, delivering a record level of annualized recurring revenue of $2.31 billion, with results surpassing both top and bottom line expectations," said Rob Painter, president and CEO of Trimble. "We are raising our full year 2025 guidance, reflecting solid execution against our Connect & Scale strategy, which continues to deliver competitive differentiation and compelling growth."
Forward-Looking Guidance
For the full-year 2025, Trimble expects to report revenue between $3,545 million and $3,585 million, GAAP earnings per share of $1.69 to $1.77, and non-GAAP earnings per share of $3.04 to $3.12. GAAP guidance assumes a tax rate of 17.8 percent and non-GAAP guidance assumes a tax rate of 17.4 percent. Both GAAP and non-GAAP earnings per share assume approximately 242 million shares outstanding.
For the fourth quarter of 2025, Trimble expects to report revenue between $927 million and $967 million, GAAP earnings per share of $0.59 to $0.67, and non-GAAP earnings per share of $0.91 to $0.99. GAAP guidance assumes a tax rate of 18.0 percent and non-GAAP guidance assumes a tax rate of 17.5 percent. Both GAAP and non-GAAP earnings per share assume approximately 240 million shares outstanding.
Full-year 2025 guidance reflects the closing of the Mobility divestiture, which closed on February 8, 2025. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on November 5, 2025 at 8:00 a.m. ET to review its third quarter of 2025 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, https://www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at https://investor.trimble.com. Investors and participants who wish to dial into the call may do so by first registering at https://registrations.events/direct/Q4I8411356972. Upon registration, dial-in details will be sent via email to the registrant. A replay will also be available on the web at the address above.
About Trimble
Trimble is a global technology company that connects the physical and digital worlds, transforming the ways work gets done. With relentless innovation in precise positioning, modeling and data analytics, Trimble enables essential industries including construction, geospatial and transportation. Whether it's helping customers build and maintain infrastructure, design and construct buildings, optimize global supply chains or map the world, Trimble is at the forefront, driving productivity and progress. For more information about Trimble (Nasdaq: TRMB), visit: https://www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results and expectations regarding the execution, impact and potential of the Connect and Scale strategy. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner, or get the benefits it is expecting from its joint ventures and partnerships, including with AGCO and Platform Science. The Company's results could also be negatively impacted due to weakness and deterioration in the U.S. and global macroeconomic outlook, including heightened trade tensions and related imposition of tariffs and export control restrictions between the U.S. and its trading partners, slowing growth, inflationary pressures and fluctuations in interest rates, which may affect demand for our products and services and increase our costs and adversely affect our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, changes in our distribution channels, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including the conflicts in the Middle East and between Russia and Ukraine and its direct and indirect impact on our business, the U.S. federal governmental shutdown and related budgetary constraints, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the impact of acquisitions or divestitures, and our ability to maintain effective internal controls over financial reporting, including our ability to remediate our material weaknesses in our internal controls over financial reporting. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Third Quarter of		First Three Quarters of
	2025	2024	2025	2024
Revenue:
Product	$302.5	$307.6	$866.9	$995.1
Subscription and services	598.7	568.2	1,750.6	1,704.8
Total revenue	901.2	875.8	2,617.5	2,699.9
Cost of sales:
Product	148.9	160.7	437.0	544.7
Subscription and services	114.8	120.6	351.8	365.4
Amortization of purchased intangible assets	16.4	18.9	48.9	74.7
Total cost of sales	280.1	300.2	837.7	984.8
Gross margin	621.1	575.6	1,779.8	1,715.1
Gross margin (%)	68.9%	65.7%	68.0%	63.5%
Operating expense:
Research and development	152.9	155.6	474.7	487.3
Sales and marketing	158.8	147.1	470.4	436.4
General and administrative	117.5	127.6	356.6	410.4
Restructuring	14.2	2.4	22.7	14.1
Amortization of purchased intangible assets	27.2	26.5	79.6	79.7
Total operating expense	470.6	459.2	1,404.0	1,427.9
Operating income	150.5	116.4	375.8	287.2
Non-operating (expense) income, net:
Divestitures (loss) gain, net	(0.6)	(22.6)	4.2	1,695.0
Interest expense, net	(20.7)	(14.1)	(55.7)	(77.4)
(Loss) income from equity method investments, net	(0.5)	(0.6)	2.8	9.3
Other loss, net	(3.6)	(6.0)	(2.3)	(6.0)
Total non-operating (expense) income, net	(25.4)	(43.3)	(51.0)	1,620.9
Income before taxes	125.1	73.1	324.8	1,908.1
Income tax provision	13.6	32.5	57.4	493.9
Net income	$111.5	$40.6	$267.4	$1,414.2
Earnings per share:
Basic	$0.47	$0.17	$1.11	$5.76
Diluted	$0.46	$0.16	$1.10	$5.73
Shares used in calculating earnings per share:
Basic	238.2	245.6	239.9	245.4
Diluted	240.4	246.9	242.0	246.9

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Third Quarter of	Year End
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$232.7	$738.8
Accounts receivable, net	542.8	725.8
Inventories	174.7	194.3
Prepaid expenses	107.8	103.3
Other current assets	200.6	196.2
Assets held for sale	—	312.0
Total current assets	1,258.6	2,270.4
Property and equipment, net	185.8	188.4
Goodwill	5,237.1	4,988.4
Other purchased intangible assets, net	967.4	998.1
Deferred income tax assets	287.0	294.4
Equity investments	622.7	361.0
Other non-current assets	461.0	387.6
Total assets	$9,019.6	$9,488.3
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$158.7	$161.6
Accrued compensation and benefits	162.2	227.2
Deferred revenue	738.8	800.4
Income taxes payable	15.7	325.0
Other current liabilities	178.2	211.2
Liabilities held for sale	—	62.6
Total current liabilities	1,253.6	1,788.0
Long-term debt	1,391.8	1,390.6
Deferred revenue, non-current	102.8	95.6
Deferred income tax liabilities	192.9	199.9
Other non-current liabilities	288.5	268.9
Total liabilities	3,229.6	3,743.0
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,422.2	2,369.4
Retained earnings	3,360.0	3,757.6
Accumulated other comprehensive income (loss)	7.6	(381.9)
Total stockholders' equity	5,790.0	5,745.3
Total liabilities and stockholders' equity	$9,019.6	$9,488.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Three Quarters of
	2025	2024
Cash flow from operating activities:
Net income	$267.4	$1,414.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	149.3	179.2
Deferred income taxes	(24.3)	31.2
Stock-based compensation	111.1	110.3
Divestitures gain, net	(4.2)	(1,695.0)
Other, net	57.7	42.5
(Increase) decrease in assets:
Accounts receivable, net	195.0	103.9
Inventories	17.3	17.0
Other current and non-current assets	(31.1)	(51.6)
Increase (decrease) in liabilities:
Accounts payable	(13.6)	18.0
Accrued compensation and benefits	(71.8)	7.6
Deferred revenue	(71.1)	12.0
Income taxes payable	(311.5)	250.7
Other current and non-current liabilities	(44.3)	(23.7)
Net cash provided by operating activities	225.9	416.3
Cash flow from investing activities:
Divestiture of businesses, net of cash divested	(6.5)	1,923.2
Acquisitions of businesses, net of cash acquired	(4.4)	(22.0)
Purchases of property and equipment	(19.7)	(27.5)
Other, net	(5.5)	(13.7)
Net cash (used in) provided by investing activities	(36.1)	1,860.0
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	1.1	(6.0)
Repurchases of common stock	(727.4)	(175.0)
Proceeds from debt and revolving credit lines	577.2	521.2
Payments on debt and revolving credit lines	(577.2)	(1,799.3)
Other, net	(3.0)	(4.6)
Net cash used in financing activities	(729.3)	(1,463.7)
Effect of exchange rate changes on cash and cash equivalents	24.4	2.5
Net (decrease) increase in cash and cash equivalents	(515.1)	815.1
Cash and cash equivalents - beginning of period (1)	747.8	238.9
Cash and cash equivalents - end of period (1)	$232.7	$1,054.0

Supplemental cash flow disclosure:
Cash paid for income taxes, excluding tax for the Ag divestiture	$114.8	$81.6
Cash tax paid for the Ag divestiture	277.4	87.1

(1) Includes $9.0 million, $17.1 million, and $9.1 million of cash and cash equivalents classified as held for sale as of January 3, 2025, September 27, 2024, and December 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reportable Segments
	AECO	Field Systems	T&L
Third Quarter of 2025
Segment revenue	$358.5	$408.7	$134.0
Cost of sales	58.7	167.4	32.3
Operating expense	185.9	104.6	67.1
Operating income	$113.9	$136.7	$34.6
Operating income %	31.8%	33.4%	25.8%

Third Quarter of 2024
Segment revenue	$306.0	$374.6	$195.2
Cost of sales	53.8	154.7	66.2
Operating expense	163.2	96.2	88.0
Operating income	$89.0	$123.7	$41.0
Operating income %	29.1%	33.0%	21.0%

	Reportable Segments
	AECO	Field Systems	T&L
First Three Quarters of 2025
Segment revenue	$1,044.2	$1,160.6	$412.7
Cost of sales	177.3	483.5	110.5
Operating expense	555.0	312.8	212.9
Operating income	$311.9	$364.3	$89.3
Operating income %	29.9%	31.4%	21.6%

First Three Quarters of 2024
Segment revenue	$944.8	$1,173.1	$582.0
Cost of sales	162.5	519.1	209.0
Operating expense	487.5	322.2	259.8
Operating income	$294.8	$331.8	$113.2
Operating income %	31.2%	28.3%	19.5%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Third Quarter of				First Three Quarters of
		2025		2024		2025		2024
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$901.2		$875.8		$2,617.5		$2,699.9

GROSS MARGIN:
GAAP gross margin:		$621.1	68.9%	$575.6	65.7%	$1,779.8	68.0%	$1,715.1	63.5%
Amortization of purchased intangible assets	(A)	16.4		18.9		48.9		74.7
Stock-based compensation / deferred compensation	(C)	3.7		4.2		12.2		12.7
Restructuring and other costs	(D)	0.8		0.9		1.4		2.9
Non-GAAP gross margin:		$642.0	71.2%	$599.6	68.5%	$1,842.3	70.4%	$1,805.4	66.9%

OPERATING EXPENSES:
GAAP operating expenses:		$470.6	52.2%	$459.2	52.4%	$1,404.0	53.6%	$1,427.9	52.9%
Amortization of purchased intangible assets	(A)	(27.2)		(26.5)		(79.6)		(79.7)
Acquisition / divestiture items	(B)	(1.3)		(17.4)		(12.9)		(75.2)
Stock-based compensation / deferred compensation	(C)	(32.9)		(33.9)		(102.7)		(102.3)
Restructuring and other costs	(D)	(21.4)		(6.6)		(41.5)		(18.9)
Non-GAAP operating expenses:		$387.8	43.0%	$374.8	42.8%	$1,167.3	44.6%	$1,151.8	42.7%

OPERATING INCOME:
GAAP operating income:		$150.5	16.7%	$116.4	13.3%	$375.8	14.4%	$287.2	10.6%
Amortization of purchased intangible assets	(A)	43.6		45.4		128.5		154.4
Acquisition / divestiture items	(B)	1.3		17.4		12.9		75.2
Stock-based compensation / deferred compensation	(C)	36.6		38.1		114.9		115.0
Restructuring and other costs	(D)	22.2		7.5		42.9		21.8
Non-GAAP operating income:		$254.2	28.2%	$224.8	25.7%	$675.0	25.8%	$653.6	24.2%

NON-OPERATING (EXPENSE) INCOME, NET:
GAAP non-operating (expense) income, net:		$(25.4)		$(43.3)		$(51.0)		$1,620.9
Acquisition / divestiture items	(B)	6.2		26.8		(1.7)		(1,692.7)
Deferred compensation	(C)	(1.9)		(1.6)		(3.9)		(4.7)
Restructuring and other costs	(D)	2.9		1.4		5.8		6.8
Non-GAAP non-operating expense, net:		$(18.2)		$(16.7)		$(50.8)		$(69.7)

			Tax Rate %		Tax Rate %		Tax Rate %		Tax Rate %
			(G)		(G)		(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$13.6	10.9%	$32.5	44.5%	$57.4	17.7%	$493.9	25.9%
Non-GAAP items tax effected	(E)	12.1		60.1		53.7		(313.5)
Difference in GAAP and Non-GAAP tax rate	(F)	15.6		(56.4)		(2.4)		(79.4)
Non-GAAP income tax provision:		$41.3	17.5%	$36.2	17.4%	$108.7	17.4%	$101.0	17.3%

NET INCOME:
GAAP net income:		$111.5		$40.6		$267.4		$1,414.2
Amortization of purchased intangible assets	(A)	43.6		45.4		128.5		154.4
Acquisition / divestiture items	(B)	7.5		44.2		11.2		(1,617.5)
Stock-based compensation	(C)	34.7		36.5		111.0		110.3
Restructuring and other costs	(D)	25.1		8.9		48.7		28.6
Non-GAAP tax adjustments	(E) - (F)	(27.7)		(3.7)		(51.3)		392.9
Non-GAAP net income:		$194.7		$171.9		$515.5		$482.9

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.46		$0.16		$1.10		$5.73
Amortization of purchased intangible assets	(A)	0.18		0.18		0.53		0.63
Acquisition / divestiture items	(B)	0.03		0.18		0.05		(6.56)
Stock-based compensation	(C)	0.15		0.15		0.46		0.45
Restructuring and other costs	(D)	0.10		0.04		0.20		0.12
Non-GAAP tax adjustments	(E) - (F)	(0.11)		(0.01)		(0.21)		1.59
Non-GAAP diluted net income per share:		$0.81		$0.70		$2.13		$1.96

ADJUSTED EBITDA:
GAAP operating income:		$150.5	16.7%	$116.4	13.3%	$375.8	14.4%	$287.2	10.6%
Amortization of purchased intangible assets	(A)	43.6		45.4		128.5		154.4
Acquisition / divestiture items	(B)	1.3		17.4		12.9		75.2
Stock-based compensation	(C)	36.6		38.1		114.9		115.0
Restructuring and other costs	(D)	22.2		7.5		42.9		21.8
Non-GAAP operating income:		254.2	28.2%	224.8	25.7%	675.0	25.8%	653.6	24.2%
Depreciation expense and cloud computing amortization		12.3		11.8		36.6		34.8
Income from equity method investments, net		2.9		0.8		9.8		13.9
Adjusted EBITDA:		$269.4	29.9%	$237.4	27.1%	$721.4	27.6%	$702.3	26.0%

		First Three Quarters of
		2025		2024
FREE CASH FLOW:
Net cash provided by operating activities		$225.9		$416.3
Capital expenditures		19.7		27.5
Free cash flow		$206.2		$388.8

		Fourth Quarter of 2025		Year 2025
		Low End	High End	Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share:		$0.59	$0.67	$1.69	$1.77
Amortization of purchased intangible assets	(A)	0.18	0.18	0.71	0.71
Acquisition / divestiture items	(B)	0.02	0.02	0.06	0.06
Stock-based compensation	(C)	0.15	0.15	0.61	0.61
Restructuring and other costs	(D)	0.04	0.04	0.24	0.24
Non-GAAP tax adjustments	(E) - (F)	(0.07)	(0.07)	(0.27)	(0.27)
Forecasted non-GAAP diluted net income per share:		$0.91	$0.99	$3.04	$3.12

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP measures. We believe non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating (expense) income, net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, deferred tax impacts from global intangible low-taxed income, and significant reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net, excluding our proportionate share of items such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, amortization of purchased intangibles and cloud computing costs, and income from equity method investments, net.
Free Cash Flow
We define free cash flow as cash flow from operating activities minus capital expenditures. We believe this measure is important to investors evaluating our generation of cash flow.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock awards and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment gains/losses. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring costs composed of termination benefits related to reductions in employee headcount and closure or exit of facilities; and other costs composed of one-time incremental expenses resulting from the re-audit and related remediation of control deficiencies. Non-GAAP non-operating expense net, excludes our proportionate share of items recorded in income from equity method investment items, such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) through (D) on non-GAAP net income.
(F)Difference in GAAP and non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as (i) deferred tax impacts from tax amortization relating to a non-U.S. intercompany transfer of intellectual property, (ii) deferred tax impacts from global intangible low-taxed income, and (iii) significant reserve releases upon statute of limitations expirations and audit closures.
(G)Tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support revenue for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.

Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.